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                                                                   EXHIBIT 23.5


              [Letterhead of Wessels, Arnold & Henderson, L.L.C.]


                 Consent of Wessels, Arnold & Henderson, L.L.C.
                 ----------------------------------------------


        We hereby consent to the use of our opinion letter dated August 14, 1997, to the Board of Directors of COROMED, Inc. included as Exhibit D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of COROMED, Inc. with COROMED Acquisition Corporation, a wholly owned subsidiary of Omnicare, Inc. and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary--The Merger--Fairness Opinion," "The Merger--Background of the
Merger," "The Merger - Reasons for the Merger" and "The Merger--Fairness
Opinion."


                                            WESSELS, ARNOLD & HENDERSON, L.L.C.


                                            By: /s/ Bryson D. Hollimon
                                                --------------------------------
                                                Bryson D. Hollimon
                                                Managing Director and
                                                Head of Investment Banking


October 15, 1997